AMENDED AND RESTATED
                      EMPLOYMENT AGREEMENT


     AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of the 24th day of October, 1994, by and among The Cincinnati Gas & Electric Company ("CG&E"), an Ohio corporation, CINergy Corp. ("Old CINergy"), an Ohio corporation, and CINergy Corp. ("CINergy"), a Delaware corporation, all having their principal place of business located at 139 East Fourth Street, Cincinnati, Ohio; PSI Resources, Inc. ("PSI Resources"), an Indiana corporation and PSI Energy, Inc. ("PSI Energy"), an Indiana corporation, both having their principal place of business located at 1000 East Main Street, Plainfield, Indiana; and Jackson H. Randolph (the "Executive") (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement and Plan of Reorganization dated as of December 11, 1992, as further amended and restated to date (the "Merger Agreement") by and among CG&E, PSI Resources, PSI Energy, CINergy and CINergy Sub, Inc. ("CINergy Sub"), an Ohio corporation);

     WHEREAS, the Executive is currently serving as Chairman of the Board, President and Chief Executive Officer of CG&E;

     WHEREAS, CG&E, PSI Resources, PSI Energy and Old CINergy entered into an employment agreement with the Executive dated December 11, 1992 (the "1992 Employment Agreement") pursuant to which Executive would have been employed by Old CINergy effective upon the merger of each of CG&E, PSI Resources and PSI Energy into Old CINergy pursuant to the Agreement and Plan of Reorganization dated as of December 11, 1992 (the "Original Merger Agreement");

     WHEREAS, the Merger Agreement provides that, instead of CG&E, PSI Resources and PSI Energy being merged into Old CINergy as contemplated by the Original Merger Agreement, PSI will be merged into CINergy and CINergy Sub will be merged into CG&E, so that CINergy will become a holding company for CG&E and PSI Energy; and

     WHEREAS, the parties hereto desire to amend and restate the 1992 Employment Agreement to provide for Executive's employment by CINergy as of the Effective Date, as hereinafter defined:

     NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:






     1.   Employment and Term.

     (a) CINergy agrees to employ the Executive, and the Executive agrees to be employed by CINergy in accordance with the terms and provisions of this Agreement for the period set forth below (the "Employment Period").

     (b) The Employment Period shall commence as of the consummation date (the "Effective Date") of the mergers (the
"Mergers") pursuant to the terms of the Merger Agreement and shall continue until the close of business on November 30, 2000.

     2.   Duties and Powers of Executive.

     (a) Position; Location. From the Effective Date until November 30, 1995, the Executive shall serve as the Chief Executive Officer of CINergy. During the Employment Period, the Executive shall have such authority, duties and responsibilities as are set forth in Annex A hereto. Such titles, authority, duties and responsibilities may be changed from time to time only by mutual written agreement of the parties. During the Employment Period, the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and reelected, as the Chairman of the Board of Directors of CINergy (the "Board"). The Executive's services shall be performed at the location where the Executive is currently employed.

     (b)  Commencing on the Effective Date until November 30,
2000, CINergy shall annually in connection with the annual meeting of stockholders of CINergy cause the Executive to be nominated as Chairman of the Board.

     3.   Compensation.

     The Executive shall receive the following compensation for his services hereunder;

     (a) Salary. The Executive's annual base salary ("Annual Base Salary"), payable not less often than biweekly, shall be at the annual rate of not less than the greater of $425,000 and the amount in effect as of the day before the Effective Date. The Board may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable including without limitation adjustments in order to reflect increases in the cost of living. Annual Base Salary shall not be reduced after any increase thereof. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of CINergy under this Agreement.

     (b) Annual Incentive Plan Benefit. The Executive shall be paid by CINergy an annual benefit of up to 55% of the Executive's Annual Base Salary which benefit shall be determined and paid pursuant to the terms of the Annual Incentive Plan of PSI Resources in effect as of the day and year first written above.

     (c) Stock Option. CINergy shall establish a stock option plan (the "Stock Option Plan") which shall take effect when the Mergers are consummated. As of the Effective Date, the Executive shall be granted options pursuant to the terms of the Stock Option Plan and agreement.

     (d)  Retirement, Incentive and Welfare Benefit Plans.
During the Employment Period and so long as the Executive is employed by CINergy, he shall be eligible to participate in all incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or other senior executives of CINergy, including the Annual Incentive Plan, the Performance Share Plan and the Executive Supplemental Life Insurance Program or any successors thereto, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing; provided, however, that benefits paid pursuant to the terms of the Annual Incentive Plan shall be determined in accordance with (but not in addition to the benefit described in) Section 3(b) of this Agreement. In addition, CINergy shall assume and continue the Deferred Compensation Agreement, effective as of January 1, 1992, between the Executive and CG&E (the "Deferred Compensation Agreement").

     (e) Expenses. CINergy agrees to reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

     (f) Fringe Benefits. During the Employment Period and so long as the Executive is employed by CINergy, he shall be entitled to the following fringe benefits: (A) CINergy shall pay the annual dues, assessments and other membership charges of the Executive with respect to the Executive's membership in the clubs and associations of the Executive's choice that are used for business purposes, (B) CINergy shall furnish to the Executive financial planning and tax preparation services, (C) CINergy shall furnish an automobile to the Executive and pay all of the related expenses for gasoline, insurance, maintenance and repairs, and (D) CINergy shall provide paid vacation for five (5) weeks per year (or longer if permitted by CINergy policy), in each case of paragraphs (A) through (D) on a basis substantially equivalent to such fringe benefits provided to the Executive in the past. In addition, the Executive shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of CINergy from time to time in effect, commensurate with his position and at least comparable to those received by other senior executives of CINergy.

     4.   Termination of Employment.

     (a) Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment
Period.

     (b) By CINergy for Cause. CINergy may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the conviction of the Executive for the commission of a felony which, at the time of such commission, has a materially adverse effect on CINergy.

     (c) By the Executive Good Reason. The Executive may terminate his employment during the Employment Period for Good
Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the reduction in the Executive's Annual Base Salary as specified in Section 3(a) of this Agreement, the Executive's Annual Incentive Plan benefit as specified in Section 3(b) of this Agreement, or any other benefit or payment described in Section 3 of this Agreement;

          (ii)  the change without his consent of the
     Executive's title, authority, duties or
     responsibilities as specified in Section 2(a) of this Agreement;

          (iii) CINergy requiring the Executive without his consent to be based at any office or location other than the location where the Executive is currently employed; or

          (iv) any breach by CINergy of any other material provision of this Agreement.

     (d) Notice of Termination. Any termination by CINergy for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 4(e)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or CINergy to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or CINergy hereunder or preclude the Executive or CINergy from asserting such fact or circumstance in enforcing the Executive's or CINergy's rights hereunder.

     (e)  Date of Termination.  "Date of Termination" means
(i) if the Executive's employment is terminated by CINergy for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by CINergy other than for Cause, the Date of Termination shall be the date on which CINergy notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death.

     5.   Obligations of CINergy Upon Termination.

     (a) Termination Other Than For Cause. During the Employment Period, if CINergy shall terminate the Executive's employment (other than in the case of a termination for Cause), the Executive shall terminate his employment for Good Reason or the Executive's employment shall terminate by reason of death (termination in any such case referred to as "Termination"):

          (i) CINergy shall pay to the Executive a lump sum amount in cash equal to the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) an amount equal to the Annual Incentive Plan benefit described in Section 3(b) of this Agreement for the fiscal year that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. (The amounts specified in clauses
     (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"). The amounts specified in this Section 5(a)(i) shall be paid within 30 days after the Date of Termination; and

          (ii) in the event of Termination other than by reason of the Executive's death, then (a) CINergy shall pay to the Executive a lump sum amount, in cash, equal to the present value of the Annual Base Salary and the Annual Incentive Plan benefit described in Section 3(b) of this Agreement payable through the end of the Employment Period each, at the rate, and using the same goals and factors in effect at the time Notice of Termination is given, paid within thirty (30) days of such Date of Termination; (b) CINergy shall pay to the Executive the value of all benefits to which the Executive would have been entitled had he remained in employment with CINergy until the end of the Employment Period, under CINergy's Performance Shares Plan and Executive Supplemental Life Insurance Program;
     (c) CINergy shall pay the value of all deferred compensation amounts and all executive life insurance benefits whether or not then vested or payable; and
     (d) CINergy shall continue medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided if the Executive's employment had not been terminated (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of CINergy as in effect and applicable generally to other senior executives of CINergy and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of CINergy (but not on a prospective basis only unless and then only to the extent, such more favorable M&W Plans are by their terms retroactive), provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

     (b) Termination by CINergy for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, CINergy shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid.


     (c) Deferred Compensation Agreement. Notwithstanding anything in this Agreement to the contrary, upon the termination of the Executive's employment for any reason, he shall be entitled to receive all benefits provided for him or his beneficiaries under the terms of the Deferred Compensation
Agreement.

     6.   Non-exclusivity of Rights.

     Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by CINergy and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with CINergy. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, CINergy at or subsequent to the Date of Termination, shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     7.   Full Settlement; Mitigation.

     CINergy's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which CINergy may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(2)(d) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. If the Executive finally prevails with respect to any dispute between CINergy, the Executive or others as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to this Agreement), CINergy agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute.

     8.   Confidential Information.

     The Executive shall hold in a fiduciary capacity for the benefit of CINergy all secret, confidential information, knowledge or data relating to CINergy or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by CG&E and CINergy or any of their affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period, the Executive shall not, without the prior written consent of CINergy or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than CINergy and those designated by it.

     9.   Successors.

     (a) This Agreement is personal to the Executive and, without the prior written consent of CINergy, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon CINergy and its respective successors and assigns.

     (c) CINergy shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CINergy to assume expressly and agree to perform this Agreement in the same manner and to the same extent that CINergy would be required to perform it if no such succession had taken place. As used in this Agreement, "CINergy" shall mean CINergy as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

     10.  Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of CINergy to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     Jackson H. Randolph



     If to CINergy:

     CINergy Corp.
     139 East Fourth Street
     Cincinnati, Ohio  45202

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) CINergy may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or CINergy's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or CINergy may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, or the right of CINergy to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) This instrument contains the entire agreement of the Executive and CINergy with respect to the subject matter hereof, and, subject to (i) the provisions of Section 1(b) hereof and
(ii) any agreements evidencing the stock option grant described in Section 3(c) hereof, all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

     IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from their respective Board of Directors, CG&E, PSI Resources, PSI Energy, Old CINergy and CINergy have caused this Agreement to be executed as of the day and year first above written.


                                   PSI RESOURCES, INC.


                                   _____________________________
                                   Name:  James E. Rogers
                                   Title: Chairman and Chief
                                          Executive Officer


                                   PSI ENERGY, INC.


                                   _____________________________
                                   Name:  James E. Rogers
                                   Title: Chairman, President and
                                          Chief Executive Officer


                                   THE CINCINNATI GAS & ELECTRIC
                                   COMPANY


                                   ______________________________
                                   Name:  Oliver W. Birckhead
                                   Title: Chairman of the
                                          Compensation Committee
                                          of the Board of
                                          Directors


                                   CINERGY CORP. (OHIO)


                                   ______________________________
                                   Name:  James E. Rogers
                                   Title: President and Chief
                                          Operating Officer


                                   CINERGY CORP. (DELAWARE)


                                   ______________________________
                                   Name:  James E. Rogers
                                   Title: President and Chief
                                          Operating Officer


                                   EXECUTIVE


                                   _____________________________
                                   Jackson H. Randolph















































                                                          Annex A
                                          to Employment Agreement



                       DUTIES OF EXECUTIVE



Chairman of the Board

     The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and shall, subject to their direction and control, be their representative and medium of communication, and shall perform such duties as may from time-to-time be assigned to him by the Board of Directors. The Chairman shall direct the long-term strategic planning process of the corporation and shall also lend his expertise and experience to the President, as may be requested from time-to-time by the President. The Chairman shall be a member of the Executive Committee.


Chief Executive Officer

     The Chief Executive Officer shall be a director and shall preside at all meetings of the stockholders, shall submit a report of the operations of the corporation for the fiscal year to the stockholders at their annual meeting and from time-to-time shall report to the Board of Directors all matters within his knowledge which the interests of the corporation may require be brought to their notice. The Chief Executive Officer shall be the chairman of the Executive Committee and an ex officio member of all standing committees. The President and the Internal Auditing Department will report directly to the Chief Executive Officer.